Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
July 29, 2013
Media: Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications

Financial Community: Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relations

Strong commercial loan growth and credit quality drive Old National’s 2nd quarter earnings

2ND QUARTER HIGHLIGHTS:

•	Quarterly net income of $28.5 million increases 4.7% over 2nd quarter 2012

•	Earnings per share of $.28

•	Growth in noncovered commercial loans of $94.4 million, or 7.2%, over 1st quarter 2013

Evansville, Ind. (July 29, 2013) – Today Old National Bancorp (NYSE: ONB) reported 2nd quarter 2013 net income of $28.5 million, or $.28 per share. These 2nd quarter results compare favorably to the net income of $23.9 million, or $.24 per share, that Old National reported in 1st quarter 2013, and net income of $27.2 million, or $.29 per share, that Old National reported in 2nd quarter 2012. Earnings per share comparisons are impacted by the 6.6 million shares Old National issued in the 3rd quarter of 2012 for the Indiana Community Bancorp acquisition.

“These results represent a continuation of the positive momentum we have experienced over the past several quarters,” said Bob Jones, Old National Bancorp President and CEO. “Not only were we able to increase our net income over the previous quarter while growing loan volume, we did so while continuing to control noninterest expenses and credit quality. These positive indicators, coupled with our July 12, 2013, expansion in Northern Indiana and into Southwestern Michigan through the acquisition of 24 Bank of America branches, indicate that Old National remains a strong, secure and growing community bank.”

Old National Bancorp’s Board of Directors also declared a quarterly cash dividend of $.10 per share on the Company’s outstanding shares. This dividend is payable September 17, 2013, to shareholders of record on September 3, 2013. For purposes of broker trading, the ex-date of the cash dividend is August 29, 2013.

Committed to our Strategic Imperatives

Old National’s strong performance through the most recent economic downturn, as well as its strong credit and capital positions, can be attributed to its unwavering commitment to the following strategic imperatives:

1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

1. STRENGTHEN THE RISK PROFILE

Credit Quality

Old National continued the trend of improvement in overall credit quality metrics as the company reported decreases in non-performing and problem loans and lower net charge-offs in the 2nd quarter of 2013. Provision expense in the 2nd quarter of 2013 was a recapture of $3.7 million, compared to expense of $.8 million in the 1st quarter of 2013 and $.4 million in the 2nd quarter of 2012. Net charge-offs for 2nd quarter 2013 were $.5 million, or .04% of average total loans on an annualized basis, below the $2.1 million, or .17% of average total loans in 1st quarter 2013 and the $1.5 million, or .13% of average total loans, in 2nd quarter 2012.

Old National’s net charge-offs for the 2nd quarter, excluding covered loans, were $.1 million and were below the $1.1 million reported in 1st quarter 2013 and the $.9 million in net charge-offs reported in 2nd quarter 2012. Continued positive trends in credit quality allowed Old National to recapture $3.3 million of provision expense in the 2nd quarter of 2013, excluding covered loans, compared to recaptures of $.6 million and $3.4 million in the 1st quarter of 2013 and the 2nd quarter of 2012, respectively.

Old National’s allowance for loan losses at June 30, 2013, excluding covered loans, was $43.9 million, or .90% of total loans, compared to an allowance of $47.3 million, or .99% of total loans at March 31, 2013, and $50.4 million, or 1.19% of total loans, at June 30, 2012. The coverage of allowance to non-performing loans, excluding covered loans, stood at 32% at June 30, 2013, compared to the 31% at March 31, 2013, and 50% at June 30, 2012.

“Managing credit risk continues to be a constant focal point of our community banking strategy,” said Daryl Moore, Old National’s Chief Credit Officer. “We are particularly pleased with the lower levels of non-performing and problem loans in the quarter as well as the relatively low levels of net charge-offs.”

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	2009	2010	2011	2012	1Q13	1Q13*	2Q13	2Q13*
Non-Performing Loans(NPLs)	$67.0	$70.9	$299.5	$263.5	$219.6	$154.4	$198.8	$138.5
Problem Loans (Including NPLs)	$157.1	$174.3	$404.3	$355.4	$303.1	$221.7	$265.9	$198.4
Special Mention Loans	$103.5	$84.0	$103.2	$122.6	$141.5	$127.3	$166.8	$152.8
Net Charge-Off Ratio	1.40%	.75%	.49%	.16%	.17%	.10%	.04%	.01%
Provision for Loan Losses	$63.3	$30.8	$7.5	$5.0	$.8	($.6)	($3.7)	($3.3)

*	Excludes covered loans.

2. ENHANCE MANAGEMENT DISCIPLINE

Expense Management

Total noninterest expenses for the 2nd quarter of 2013 totaled $86.9 million and represented an efficiency ratio of 66.52%. This performance compares favorably to the $90.2 million and $86.0 million reported in 1st quarter 2013 and 2nd quarter 2012, respectively. These results also represent improvements over the efficiency ratios of 68.34% and 69.20% reported in the 1st quarter of 2013 and 2nd quarter of 2012, respectively, and represent continued progress toward Old National’s efficiency ratio target of 65%. Included in noninterest expenses in the 1st quarter of 2013 were $.6 million in branch optimization expense, $1.7 million in BSA/AML project expenses, and $.7 million in debt extinguishment charges.

Included in Old National’s 2nd quarter 2013 noninterest expenses were the following items:

($ in millions)	Positives	Negatives
Reversal of provision for unfunded commitments	$2.1
Refund of FDIC assessment	1.3
Impairment on property held for sale		$1.3
Merger and integration charges		.9
BSA/AML project expenses		.6
Litigation settlement		.5
Incentive expense adjustment		.5

Capital Management

Maintaining a strong capital position is a top priority for Old National, as it remained above industry requirements at June 30, 2013, with regulatory tier 1 and total risk-based capital ratios of 14.4% and 15.4%, respectively, compared to 14.1% and 15.1% at March 31, 2013, and 14.6% and 15.7% at June 30, 2012. Old National repurchased 500,000 shares of stock in the open market during the 2nd quarter of 2013 compared to no open market purchases made in the 1st quarter of the current year.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

	Well Capitalized	ONB at June 30, 2013
Tier 1 Risk-Based Capital Ratio	> 6%	14.4%
Total Risk-Based Capital Ratio	> 10%	15.4%
Tier 1 Leverage Capital Ratio	> 5%	8.8%

At June 30, 2013, Old National’s ratio of tangible common equity to tangible assets was 8.65%, compared to 8.96% at March 31, 2013, and 9.40% at June 30, 2012. Refer to Table 1 for Non-GAAP reconciliations.

3. ACHIEVE CONSISTENT QUALITY EARNINGS

Balance Sheet and Net Interest Margin

Total period-end loans stood at $5.201 billion at June 30, 2013, an increase of $74.8 million from the $5.127 billion Old National reported at March 31, 2013. The commercial loans and leases segment (excluding covered loans) experienced its strongest quarterly performance since the 4th quarter of 2008, growing by $94.4 million in the 2nd quarter. The residential real estate portfolio also continued its positive momentum, growing $45.9 million in the current quarter. These segments of growth were partially offset by the $32.3 million decline in commercial real estate and the $37.8 million decline in Old National’s covered loan portfolio.

Total investments, including money market accounts, decreased $136.2 million to $3.166 billion, from $3.302 billion at March 31, 2013. Average total investments increased $159.8 million to $3.223 billion at June 30, 2013, from $3.063 billion at March 31, 2013. During 2nd quarter 2013, Old National sold $145.4 million of securities and had $26.9 million of securities called, resulting in securities gains of $1.8 million compared to $1.0 million of securities gains in the 1st quarter of 2013. Old National has not incurred any other-than-temporary impairment related to its securities portfolio in 2013.

At June 30, 2013, total core deposits, including demand and interest-bearing deposits, declined to $6.840 billion, a decrease of $226.2 million, from the $7.066 billion at March 31, 2013. On average, total core deposits decreased to $6.952 billion during 2nd quarter 2013 compared to $7.067 billion during 1st quarter 2013.

Old National reported net interest income of $79.2 million for 2nd quarter 2013 compared to $79.0 million in 1st quarter 2013, and $76.0 million for 2nd quarter 2012. Net interest income on a fully taxable equivalent basis was $83.4 million for 2nd quarter 2013 and represented a net interest margin on total average earning assets of 3.97%. These results compare to net interest income on a fully taxable equivalent basis of $83.0 million and a margin of 4.04% in 1st quarter 2013 and net interest income on a fully taxable equivalent basis of $79.2 million and a margin of 4.26% for 2nd quarter 2012. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

The following table presents amounts and basis points related to the accretion of purchase accounting discounts recorded in net interest income during the periods presented from various Old National acquisitions:

($ in millions)	2Q12	2Q12*	1Q13	1Q13*	2Q13	2Q13*
Monroe Bancorp	$4.0	21bps	$1.9	9 bps	$1.4	7 bps
Integra Bank	$10.1	55 bps	$8.0	39 bps	$6.8	32 bps
Indiana Community Bancorp	N/A	N/A	$5.1	25 bps	$6.1	29 bps

N/A = Not Applicable

*	Represents basis points.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue totaled $44.3 million for the 2nd quarter 2013 compared to $45.3 million in 1st quarter 2013 and $42.1 million in 2nd quarter 2012. The 2nd quarter of 2013 included an expense of $1.5 million in the change in indemnification asset related to the acquisition of Integra Bank and no seasonal insurance contingency income. The 1st quarter of 2013 included a $2.4 million gain on the sale of nine banking centers, $1.9 million in seasonal insurance contingency income, and an expense of $2.3 million in the change in indemnification asset related to the acquisition of Integra Bank. Old National has been accounting for the indemnification asset relating to the July 29, 2011, FDIC-assisted acquisition of Integra Bank under Accounting Standards Update No. 2012-06 since inception.

Income Taxes

The state of Indiana passed legislation in the 2nd quarter which lowers the corporate tax rate 2% over a period of four years. While Old National will benefit from this statutory tax rate change in future periods, the immediate effect was additional tax expense of $1.3 million in the 2nd quarter of 2013 related to the resulting adjustment to the Company’s deferred tax asset.

About Old National

Old National Bancorp (NYSE: ONB) is the largest financial services holding company headquartered in Indiana and, with $9.6 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois, Kentucky and Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. CT on Monday, July 29, 2013, to discuss 2nd quarter 2013 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on July 29 through August 12. To access the replay, dial 1-855-859-2056, conference code 15091293.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances - $ in millions)	March 31, 2013	June 30, 2013
Total Shareholders’ Equity	$1,199.7	$1,167.0
Deduct: Goodwill and Intangible Assets	(365.5)	(364.4)
Tangible Shareholders’ Equity	$834.2	$802.6
Total Assets	$9,673.7	$9,641.1
Add: Trust Overdrafts	.2	.1
Deduct: Goodwill and Intangible Assets	(365.5)	(364.4)
Tangible Assets	$9,308.4	$9,276.7
Tangible Equity to Tangible Assets	8.96%	8.65%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2013	Mar. 31, 2013	Change	% Change
Income Data:
Net Interest Income	$79,191	$79,050	$141	0.2
Taxable Equivalent Adjustment	4,243	3,912	331	8.5
Net Interest Income (FTE)	83,434	82,962	472	0.6
Fees, Service Charges and Other Revenues	44,311	45,308	(997)	(2.2)
Securities Gains (Losses) (a)	1,789	1,019	770	75.6
Derivative Gains (Losses)	144	(12)	156	N/M
Total Revenue (FTE)	129,678	129,277	401	0.3
Provision for Loan Losses	(3,693)	845	(4,538)	N/M
Noninterest Expense	86,916	90,183	(3,267)	(3.6)
Income before Taxes	46,455	38,249	8,206	21.5
Provision for Taxes (FTE)	17,977	14,304	3,673	25.7
Net Income	28,478	23,945	4,533	18.9
Per Common Share Data: (Diluted) (b)
Net Income	.28	.24	.04	16.7
Average Diluted Shares Outstanding	101,352	101,547	(195)	(0.2)
Book Value	11.57	11.83	(0.26)	(2.2)
Stock Price	13.83	13.75	0.08	0.6
Performance Ratios:
Return on Average Assets	1.18%	1.01%	0.17%	16.8
Return on Average Common Equity (c)	9.51	8.00	1.51	18.9
Net Interest Margin (FTE)	3.97	4.04	(0.07)	(1.7)
Other Expense to Revenue (Efficiency Ratio) (d)	66.52	68.34	(1.82)	(2.7)
Net Charge-offs to Average Loans (e)	0.01	0.10	(0.09)	(90.0)
Reserve for Loan Losses to Ending Loans (e)	0.90	0.99	(0.09)	(9.1)
Non-Performing Loans to Ending Loans (e)	2.83	3.23	(0.40)	(12.4)
Balance Sheet:
Average Assets	$9,661,408	$9,476,561	$184,847	2.0
End of Period Balances:
Assets	9,641,071	9,673,691	(32,620)	(0.3)
Investments	3,104,065	3,281,933	(177,868)	(5.4)
Money Market Investments (f)	61,690	19,964	41,726	N/M
Commercial Loans and Leases	1,437,203	1,361,216	75,987	5.6
Commercial Real Estate Loans	1,328,680	1,384,232	(55,552)	(4.0)
Consumer Loans	978,691	979,779	(1,088)	(0.1)
Residential Real Estate Loans	1,431,648	1,386,815	44,833	3.2
Residential Real Estate Loans Held for Sale	13,572	14,583	(1,011)	(6.9)
Finance Leases Held for Sale	11,553	—	11,553	N/M
Earning Assets	8,367,102	8,428,522	(61,420)	(0.7)
Core Deposits (Excluding Brokered CDs)	6,840,093	7,066,319	(226,226)	(3.2)
Borrowed Funds (Including Brokered CDs)	1,414,728	1,180,819	233,909	19.8
Common Shareholders’ Equity	1,166,978	1,199,665	(32,687)	(2.7)

(a)	Includes $0 and $0, respectively, for other-than-temporary impairment in 2nd quarter 2013 and 1st quarter 2013.
(b)	Assumes conversion of stock options, restricted stock, and warrants.
(c)	Based on average common shareholders’ equity of $1,197,861 and $1,197,747, respectively, for June 30, 2013 and March 31, 2013.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans and leases held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2013	June 30, 2012	Change	% Change
Income Data:
Net Interest Income	$79,191	$75,973	$3,218	4.2
Taxable Equivalent Adjustment	4,243	3,252	991	30.5
Net Interest Income (FTE)	83,434	79,225	4,209	5.3
Fees, Service Charges and Other Revenues	44,311	42,081	2,230	5.3
Securities Gains (Losses) (a)	1,789	6,212	(4,423)	(71.2)
Derivative Gains (Losses)	144	249	(105)	(42.2)
Total Revenue (FTE)	129,678	127,767	1,911	1.5
Provision for Loan Losses	(3,693)	393	(4,086)	N/M
Noninterest Expense	86,916	86,027	889	1.0
Income before Taxes	46,455	41,347	5,108	12.4
Provision for Taxes (FTE)	17,977	14,141	3,836	27.1
Net Income	28,478	27,206	1,272	4.7
Per Common Share Data: (Diluted) (b)
Net Income	.28	.29	(0.01)	(3.4)
Average Diluted Shares Outstanding	101,352	94,871	6,481	6.8
Book Value	11.57	11.34	0.23	2.0
Stock Price	13.83	12.01	1.82	15.2
Performance Ratios:
Return on Average Assets	1.18%	1.27%	(0.09)%	(7.1)
Return on Average Common Equity (c)	9.51	10.25	(0.74)	(7.2)
Net Interest Margin (FTE)	3.97	4.26	(0.29)	(6.8)
Other Expense to Revenue (Efficiency Ratio) (d)	66.52	69.20	(2.68)	(3.9)
Net Charge-offs to Average Loans (e)	0.01	.09	(0.08)	(88.9)
Reserve for Loan Losses to Ending Loans (e)	0.90	1.19	(0.29)	(24.4)
Non-Performing Loans to Ending Loans (e)	2.83	2.38	0.45	18.9
Balance Sheet:
Average Assets	$9,661,408	$8,572,206	$1,089,202	12.7
End of Period Balances:
Assets	9,641,071	8,689,556	951,515	11.0
Investments	3,104,065	2,705,950	398,115	14.7
Money Market Investments (f)	61,690	97,953	(36,263)	(37.0)
Commercial Loans and Leases	1,437,203	1,281,457	155,746	12.2
Commercial Real Estate Loans	1,328,680	1,304,301	24,379	1.9
Consumer Loans	978,691	966,671	12,020	1.2
Residential Real Estate Loans	1,431,648	1,163,201	268,447	23.1
Residential Real Estate Loans Held for Sale	13,572	4,366	9,206	N/M
Finance Leases Held for Sale	11,553	—	11,553	N/M
Earning Assets	8,367,102	7,523,899	843,203	11.2
Core Deposits (Excluding Brokered CDs)	6,840,093	6,660,127	179,966	2.7
Borrowed Funds (Including Brokered CDs)	1,414,728	629,860	784,868	124.6
Common Shareholders’ Equity	1,166,978	1,073,727	93,251	8.7

(a)	Includes $0 and $780, respectively, for other-than-temporary impairment in 2nd quarter 2013 and 2nd quarter 2012.
(b)	Assumes conversion of stock options, restricted stock, and warrants.
(c)	Based on average common shareholders’ equity of $1,197,861 and $1,061,301 respectively, for 2013 and 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans and leases held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights

	Six-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	June 30, 2013	June 30, 2012	Change	% Change
Income Data:
Net Interest Income	$158,241	$150,246	$7,995	5.3
Taxable Equivalent Adjustment	8,155	6,303	1,852	29.4
Net Interest Income (FTE)	166,396	156,549	9,847	6.3
Fees, Service Charges and Other Revenues	89,619	90,509	(890)	(1.0)
Securities Gains (Losses) (a)	2,808	6,735	(3,927)	(58.3)
Derivative Gains (Losses)	132	431	(299)	(69.4)
Total Revenue (FTE)	258,955	254,224	4,731	1.9
Provision for Loan Losses	(2,848)	2,449	(5,297)	N/M
Noninterest Expense	177,099	177,314	(215)	(0.1)
Income before Taxes	84,704	74,461	10,243	13.8
Provision for Taxes (FTE)	32,281	25,532	6,749	26.4
Net Income	52,423	48,929	3,494	7.1
Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.52	0.52	0.00	—
Average Diluted Shares Outstanding	101,448	94,847	6,601	7.0
Book Value	11.57	11.34	0.23	2.0
Stock Price	13.83	12.01	1.82	15.2
Performance Ratios:
Return on Average Assets	1.10%	1.14%	(0.04)%	(3.5)
Return on Average Common Equity (c)	8.75	9.31	(0.56)	(6.0)
Net Interest Margin (FTE)	4.01	4.23	(0.22)	(5.2)
Other Expense to Revenue (Efficiency Ratio) (d)	67.44	70.06	(2.62)	(3.7)
Net Charge-offs to Average Loans (e)	0.05	0.21	(0.16)	(76.2)
Reserve for Loan Losses to Ending Loans (e)	0.90	1.19	(0.29)	(24.4)
Non-Performing Loans to Ending Loans (e)	2.83	2.38	0.45	18.9
Balance Sheet:
Average Assets	$9,568,984	$8,548.302	$1,020,682	11.9
End of Period Balances:
Assets	9,641,071	8,689,556	951,515	11.0
Investments	3,104,065	2,705,950	398,115	14.7
Money Market Investments (f)	61,690	97,953	(36,263)	(37.0)
Commercial Loans and Leases	1,437,203	1,281,457	155,746	12.2
Commercial Real Estate Loans	1,328,680	1,304,301	24,379	1.9
Consumer Loans	978,691	966,671	12,020	1.2
Residential Real Estate Loans	1,431,648	1,163,201	268,447	23.1
Residential Real Estate Loans Held for Sale	13,572	4,366	9,206	N/M
Finance Leases Held for Sale	11,553	—	11,553	N/M
Earning Assets	8,367,102	7,523,899	843,203	11.2
Core Deposits (Excluding Brokered CDs)	6,840,093	6,660,127	179,966	2.7
Borrowed Funds (Including Brokered CDs)	1,414,728	629,860	784,868	124.6
Common Shareholders’ Equity	1,166,978	1,073,727	93,251	8.7

(a)	Includes $0 and $876, respectively, for other-than-temporary impairment in 2013 and 2012.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,197,804 and $1,051,658, respectively, for 2013 and 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans and leases held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.